EXHIBIT 4.3

                                                                [Execution Copy]

                                    Indenture

                                 $57,650,103.55

                         Senior Discount Notes due 2007

                                       and

                     Series B Senior Discount Notes due 2007

                                      Among

                       TEXAS PETROCHEMICAL HOLDINGS, INC.,
                             TPC HOLDING CORPORATION

                                       and

                          FLEET NATIONAL BANK, Trustee


                            Dated as of July 1, 1996

                       TEXAS PETROCHEMICAL HOLDINGS, INC.

               Reconciliation and tie between Trust Indenture Act
                 of 1939 and Indenture, dated as of July 1, 1996

           TRUST INDENTURE                                             INDENTURE
             ACT SECTION                                                SECTION

          ss. 310(a)(1) ....................................................6.07
               (a)(2) ......................................................6.07
               (b) .........................................................6.08
          ss. 312(c) .......................................................7.01
          ss. 314(a) .......................................................7.03
               (a)(4) ..................................................10.04(a)
               (c)(1) ......................................................1.02
               (c)(2) ......................................................1.02
               (e) .........................................................1.02
          ss. 315(b) .......................................................6.01
          ss. 316(a)(last sentence) .......................1.01 ("Outstanding ")
               (a)(1)(A) . ...........................................5.02, 5.12
               (a)(1)(B) ...................................................5.13
               (b) .........................................................5.08
               (c) ......................................................1.04(d)
          ss. 317(a)(1) ....................................................5.03
               (a)(2) ......................................................5.04
               (b) ........................................................10.03
          ss. 318(a) .......................................................1.11
--------------

        Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS*
                                                                            PAGE

                                         ARTICLE ONE

                   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


               SECTION 1.01  DEFINITIONS.......................................2
               Accreted Value..................................................2
               Acquisition.....................................................3
               Act    .........................................................3
               Additional Assets...............................................3
               Affiliate.......................................................3
               Asset Disposition...............................................3
               Attributable Debt...............................................4
               Average Life....................................................4
               Bank Indebtedness...............................................4
               Board of Directors..............................................4
               Board Resolution................................................4
               Business Day....................................................4
               Capital Lease Obligations.......................................4
               Capital Stock...................................................4
               Change of Control...............................................5
               Closing Date....................................................6
               Code   .........................................................6
               Company.........................................................6
               Company Indenture...............................................6
               Company Notes...................................................6
               Company Request.................................................6
               Company Order...................................................6
               Consolidated Coverage Ratio.....................................7
               Consolidated Interest Expense...................................8
               Consolidated Net Income.........................................8
               Consolidated Net Worth..........................................9
               Corporate Trust Office..........................................9
               Credit Agreement...............................................10
--------
        * Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

               Currency Agreement.............................................10
               Default........................................................10
               Defaulted Interest.............................................10
               Depository.....................................................10
               Disqualified Stock.............................................10
               EBITDA ........................................................10
               Employee Offering..............................................11
               Event of Default...............................................11
               Exchange Act...................................................11
               Excluded Assets................................................11
               Exchange Offer.................................................11
               Exchange Securities............................................11
               Federal Bankruptcy Code........................................12
               GAAP   ........................................................12
               Guarantee......................................................12
               Hedging Obligations............................................12
               Holder ........................................................12
               Securityholder.................................................12
               Holdings.......................................................12
               Houston Facility...............................................12
               Incur  ........................................................12
               Indebtedness...................................................13
               Indenture......................................................13
               Initial Securities.............................................13
               Interest Payment Date..........................................14
               Interest Rate Agreement........................................14
               Investment.....................................................14
               Investment Grade Rating........................................14
               Issue Date.....................................................14
               Legal Holiday..................................................15
               Lien   ........................................................15
               Moody's........................................................15
               Net Available Cash.............................................15
               Net Cash Proceeds..............................................15
               Officers' Certificate..........................................16
               Opinion of Counsel.............................................16
               Outstanding....................................................16
               Paying Agent...................................................17
               Permitted Holders..............................................17
               Permitted Investment...........................................17
               Permitted Liens................................................18
               Person ........................................................19

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               Predecessor Security...........................................19
               Preferred Stock................................................19
               QIB    ........................................................20
               Rating Agency..................................................20
               Redemption Date................................................20
               Redemption Price...............................................20
               Refinance......................................................20
               Refinancing Indebtedness.......................................20
               Registration Rights Agreement..................................21
               Registration Statement.........................................21
               Regular Record Date............................................21
               Regulation S...................................................21
               Related Business...............................................21
               Responsible Officer............................................21
               Restricted Payment.............................................21
               Restricted Subsidiary..........................................22
               Revolving Credit Provisions....................................22
               Sale/Leaseback Transaction.....................................22
               SEC    ........................................................22
               Securities.....................................................22
               Securities Act.................................................22
               Security Guarantee.............................................22
               Security Register..............................................22
               Security Registrar.............................................22
               Significant Subsidiary.........................................22
               S&P    ........................................................22
               Special Record Date............................................23
               Stated Maturity................................................23
               Sterling.......................................................23
               Stock Purchase Agreement.......................................23
               Subordinated Obligation........................................23
               Subsidiary.....................................................23
               Tax Sharing Agreement..........................................23
               Temporary Cash Investments.....................................23
               Term Loan Provisions...........................................24
               Trust Indenture Act............................................24
               TIA    ........................................................24
               Trustee........................................................24
               Unrestricted Subsidiary........................................24
               U.S. Government Obligations....................................25
               Vice President.................................................25
               Voting Stock...................................................25

               Wholly Owned Subsidiary........................................25

        SECTION 1.02  OTHER DEFINITIONS.......................................26
        SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......26
        SECTION 1.04  RULES OF CONSTRUCTION...................................27
        SECTION 1.05  COMPLIANCE CERTIFICATES AND OPINIONS....................27
        SECTION 1.06  FORM OF DOCUMENTS DELIVERED TO TRUSTEE..................28
        SECTION 1.07  ACTS OF HOLDERS.........................................29
        SECTION 1.08  NOTICES, ETC., TO TRUSTEE, HOLDINGS AND TPC HOLDING.....30
        SECTION 1.09  NOTICE TO HOLDERS; WAIVER...............................31
        SECTION 1.10  EFFECT OF HEADINGS AND TABLE OF CONTENTS................32
        SECTION 1.11  SUCCESSORS AND ASSIGNS..................................32
        SECTION 1.12  SEPARABILITY CLAUSE.....................................32
        SECTION 1.13  BENEFITS OF INDENTURE...................................32
        SECTION 1.14  GOVERNING LAW; TRUST INDENTURE ACT......................32
        SECTION 1.15  LEGAL HOLIDAYS..........................................33

                                   ARTICLE TWO

                                 SECURITY FORMS

        SECTION 2.01  FORMS GENERALLY.........................................33
        SECTION 2.02  RESTRICTIVE LEGENDS.....................................34

                                  ARTICLE THREE

                                 THE SECURITIES

        SECTION 3.01  TERMS...................................................37
        SECTION 3.02  DENOMINATIONS...........................................37
        SECTION 3.03  EXECUTION, AUTHENTICATION, DELIVERY AND DATING..........38
        SECTION 3.04  TEMPORARY SECURITIES....................................39
        SECTION 3.05  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.....40
        SECTION 3.06  BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL SECURITY..........41
        SECTION 3.07  SPECIAL TRANSFER PROVISIONS.............................42
        SECTION 3.08  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES........47
        SECTION 3.09  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED..........48
        SECTION 3.10  PERSONS DEEMED OWNERS...................................49
        SECTION 3.11  CANCELLATION............................................49
        SECTION 3.12  COMPUTATION OF INTEREST.................................50
        SECTION 3.13  CUSIP NUMBERS...........................................50

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

        SECTION 4.01  SATISFACTION AND DISCHARGE OF INDENTURE.................50
        SECTION 4.02  APPLICATION OF TRUST MONEY..............................51

                                  ARTICLE FIVE

                                    REMEDIES

        SECTION 5.01  EVENTS OF DEFAULT.......................................52
        SECTION 5.02  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT......54
        SECTION 5.03  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                      TRUSTEE.................................................55
        SECTION 5.04  TRUSTEE MAY FILE PROOFS OF CLAIM........................56
        SECTION 5.05  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                      SECURITIES..............................................57
        SECTION 5.06  APPLICATION OF MONEY COLLECTED..........................57
        SECTION 5.07  LIMITATION ON SUITS.....................................57
        SECTION 5.09  RESTORATION OF RIGHTS AND REMEDIES......................59
        SECTION 5.10  RIGHTS AND REMEDIES CUMULATIVE..........................59
        SECTION 5.11  DELAY OR OMISSION NOT WAIVER............................59
        SECTION 5.12  CONTROL BY HOLDERS......................................59
        SECTION 5.13  WAIVER OF PAST DEFAULTS.................................60
        SECTION 5.14  WAIVER OF STAY OR EXTENSION LAWS........................60
        SECTION 5.15  UNDERTAKING FOR COSTS...................................60

                                         ARTICLE SIX

                                         THE TRUSTEE

        SECTION 6.01  NOTICE OF DEFAULTS......................................61
        SECTION 6.02  CERTAIN RIGHTS OF TRUSTEE...............................61
        SECTION 6.03  TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                      SECURITIES..............................................63
        SECTION 6.04  MAY HOLD SECURITIES.....................................63
        SECTION 6.05  MONEY HELD IN TRUST.....................................63
        SECTION 6.06  COMPENSATION AND REIMBURSEMENT..........................63
        SECTION 6.07  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.................64
        SECTION 6.08  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.......64
        SECTION 6.09  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..................66
        SECTION 6.10  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                      BUSINESS................................................66

        SECTION 6.11  CERTAIN DUTIES AND RESPONSIBILITIES.....................67

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        SECTION 7.01  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS............68
        SECTION 7.02  REPORTS BY TRUSTEE......................................69
        SECTION 7.03  REPORTS BY COMPANY......................................69

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

        SECTION 8.01  HOLDINGS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS...70
        SECTION 8.02  SUCCESSOR SUBSTITUTED...................................72

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

        SECTION 9.01  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS......73
        SECTION 9.02  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.........73
        SECTION 9.03  EXECUTION OF SUPPLEMENTAL INDENTURES....................75
        SECTION 9.04  EFFECT OF SUPPLEMENTAL INDENTURES.......................75
        SECTION 9.05  CONFORMITY WITH TRUST INDENTURE ACT.....................75
        SECTION 9.06  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES......75

                                   ARTICLE TEN

                                    COVENANTS

        SECTION 10.01 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.....76
        SECTION 10.02 MAINTENANCE OF OFFICE OR AGENCY.........................76
        SECTION 10.03 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.........76
        SECTION 10.04 STATEMENT BY OFFICERS AS TO DEFAULT.....................78
                      ........................................................78
        SECTION 10.05 PURCHASE OF SECURITIES UPON CHANGE IN CONTROL...........78
        SECTION 10.06 LIMITATION ON INDEBTEDNESS..............................80
        SECTION 10.07 LIMITATION ON PREFERRED STOCK OF RESTRICTED
                      SUBSIDIARIES............................................82
        SECTION 10.08 LIMITATION ON LIENS.....................................82
        SECTION 10.09 LIMITATION ON RESTRICTED PAYMENTS.......................82

        SECTION 10.10 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
                      RESTRICTED SUBSIDIARIES.................................86
        SECTION 10.11 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK......87
        SECTION 10.12 LIMITATION ON AFFILIATE TRANSACTIONS. ..................89
        SECTION 10.13 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF
                      RESTRICTED SUBSIDIARIES.................................90
        SECTION 10.14 PROVISION OF FINANCIAL STATEMENTS.......................91
        SECTION 10.15 WAIVER OF CERTAIN COVENANTS.............................91

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

        SECTION 11.01 RIGHT OF REDEMPTION.....................................91
        SECTION 11.02 APPLICABILITY OF ARTICLE................................91
        SECTION 11.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE...................92
        SECTION 11.04 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.......92
        SECTION 11.05 NOTICE OF REDEMPTION....................................92
        SECTION 11.06 DEPOSIT OF REDEMPTION PRICE.............................93
        SECTION 11.07 SECURITIES PAYABLE ON REDEMPTION DATE...................93
        SECTION 11.08 SECURITIES REDEEMED IN PART.............................94

                                 ARTICLE TWELVE

                                    GUARANTEE

        SECTION 12.01 TPC HOLDING GUARANTEE...................................94
        SECTION 12.02 CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT
                      OBLIGATION..............................................95
        SECTION 12.03 GUARANTEE ABSOLUTE......................................96
        SECTION 12.04 RIGHT TO DEMAND FULL PERFORMANCE........................98
        SECTION 12.05 WAIVERS.................................................99
        SECTION 12.06 TPC HOLDING REMAINS OBLIGATED IN EVENT HOLDINGS IS NO
                      LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS....100
        SECTION 12.07 FRAUDULENT CONVEYANCE; SUBROGATION.....................100
        SECTION 12.08 GUARANTEE IS IN ADDITION TO OTHER SECURITY.............100
        SECTION 12.09 RELEASE OF SECURITY INTERESTS..........................101
        SECTION 12.10 NO BAR TO FURTHER ACTIONS..............................101
        SECTION 12.11 FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A
                      WAIVER; NO SUSPENSION OF REMEDIES......................101
        SECTION 12.12 TRUSTEE'S DUTIES; NOTICE TO TRUSTEE....................102
        SECTION 12.13 SUCCESSORS AND ASSIGNS.................................102

        SECTION 12.14 RELEASE OF GUARANTEE...................................102

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 13.01 HOLDINGS COMPANY'S OPTION TO EFFECT DEFEASANCE OR
                      COVENANT DEFEASANCE....................................103
        SECTION 13.02 LEGAL DEFEASANCE AND DISCHARGE.........................103
        SECTION 13.03 COVENANT DEFEASANCE....................................103
        SECTION 13.04 CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE..104
        SECTION 13.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE
                      HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS..........106
        SECTION 13.06 REINSTATEMENT..........................................106

                                ARTICLE FOURTEEN

                                   [RESERVED]

                                 ARTICLE FIFTEEN

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

        SECTION 15.01 LIABILITY SOLELY CORPORATE.............................107

                                    EXHIBITS

EXHIBIT A      Form of Securities, Trustee's Certificate of Authentication

EXHIBIT B      Form of Certificate to be Delivered upon Termination of
               Restricted Period

EXHIBIT C      Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

EXHIBIT D      Form of Certificate to be Delivered in Connection with Transfers pursuant to Regulation S

      INDENTURE, dated as of July 1, 1996 among TEXAS PETROCHEMICAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Holdings"), and TPC HOLDING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called, "TPC Holding"), and FLEET NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States, Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

      Holdings has duly authorized the creation of an issue of Senior Discount Notes due 2007 (the "Initial Securities") and Series B Senior Discount Notes due 2007 (the "Exchange Securities," and together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor Holdings has duly authorized the execution and delivery of this Indenture.

      Upon the issuance of the Exchange Securities or the effectiveness of a Registration Statement filed in connection with the Exchange Offer (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      TPC Holding has authorized the making of the guarantee pursuant to this Indenture (the "Security Guarantee").

      All things necessary have been done to make the Securities, when executed by Holdings and authenticated and delivered hereunder and duly issued by Holdings, the valid obligations of Holdings and to make this Indenture a valid agreement of Holdings and TPC Holding, in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.01 DEFINITIONS.

      "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at final maturity of Securities:

            (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:


      SEMI-ANNUAL ACCRUAL DATE                   ACCRETED VALUE
            July 1, 1996                            $520.38
          January 1, 1997                           $555.51
            July 1, 1997                            $593.00
          January 1, 1998                           $633.03
            July 1, 1998                            $675.76
          January 1, 1999                           $721.37
            July 1, 1999                            $770.07
          January 1, 2000                           $822.05
            July 1, 2000                            $877.53
          January 1, 2001                           $936.77
            July 1, 2001                           $1,000.00
====================================  ====================================

            (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the

      Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

            (iii) if the Specified Date occurs after the last Semi-Annual Accrual Date, $1,000.

      "Acquisition" means the acquisition of Texas Olefins Company, a Texas corporation, and its subsidiaries, including Texas Petrochemicals Corporation, and the assumption of a raw materials supply contract from Clarkston Corporation.

      "Act," when used with respect to any Holder, has the meaning specified in
Section 1.07.

      "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Holdings or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary or (iii) any other assets of Holdings or any Restricted Subsidiary outside of the ordinary course of business of Holdings or such Restricted Subsidiary (other than (x) a disposition of any Excluded Asset, (y) a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary and (z) for purposes of
Section 10.11 only, a disposition that constitutes a Restricted Payment permitted by the covenant described under Section 10.09 or a disposition specifically excepted from the definition of Restricted Payment).

      "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Bank Indebtedness" means any and all amounts payable by the Company under or in respect of the Credit Agreement, as amended, refinanced or replaced from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

      "Board of Directors" means the Board of Directors of Holdings, the Company, or TPC Holding, as applicable, or (except for purposes of clause (ii) of the definition of "Change of Control") any committee thereof duly authorized to act on behalf of any such Board, as applicable.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings to have been duly adopted by the Board of Directors of Holdings and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each day which is not a Legal Holiday.

      "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and
            14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of Holdings; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (for purposes of this clause (i), the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings, TPC Holding, or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings, TPC Holding, or the Company, as the case may be, was approved by a vote of 66- 2/3% of the directors of Holdings, TPC Holding, or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings, TPC Holding, or the Company, as the case may be, then in office;

                  (iii) the merger or consolidation of Holdings, TPC Holding or the Company with or into another Person or the merger of another Person with or into Holdings, TPC Holding or the Company, or the sale of all or substantially all the assets of Holdings, TPC Holding or the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings, TPC Holding or the Company, as applicable, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings, TPC Holding or the Company, as applicable, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least 35% of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be; or

                  (iv) Holdings directly or indirectly ceases to own 100% of the
            Capital Stock of the Company.

      "Closing Date" means the actual date of closing the transaction contemplated by the Stock Purchase Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means Texas Petrochemicals Corporation, a Texas corporation.

      "Company Indenture" means the Indenture pursuant to which the Company Notes are issued.

      "Company Notes" means the 11 1/8% Senior Subordinated Notes Due 2006 of the Company issued on or about the Issue Date and any exchange notes issued in exchange therefor.

      "Company Request" or "Company Order" means a written request or order signed in the name of Holdings by its Chairman, a Vice Chairman, its President, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if Holdings or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period, and (5) in calculating EBITDA and Consolidated Interest Expense for any period prior to the Issue Date for the purposes of calculating the Consolidated Coverage Ratio, without duplicating adjustments made pursuant to clauses (1) through (4) above, EBITDA and Consolidated Interest Expense for such period shall be calculated giving effect to the pro forma adjustments calculated in connection with the Acquisition and to a one-time employee compensation expense incurred in connection with the Acquisition. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). Notwithstanding the foregoing, "Consolidated Coverage Ratio", when used with respect to the Company, shall have the same meaning except that all references therein (and in any defined terms contained therein) to "Holdings" and "Restricted Subsidiary" shall be deemed to refer to the Company and those Subsidiaries of the Company that are Restricted Subsidiaries.

      "Consolidated Interest Expense" means, for any period, the total interest expense of Holdings and its consolidated Restricted Subsidiaries, without regard to its deductibility for federal income tax purposes, plus, to the extent not included in such total interest expense, and to the extent incurred by Holdings or its Restricted Subsidiaries, (i) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases,
(ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Holdings or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by Holdings or any Restricted Subsidiary, and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings) in connection with Indebtedness Incurred by such plan or trust.

      "Consolidated Net Income" means, for any period, the net income of Holdings and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and

(B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Restricted Subsidiary of the Company to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another such Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another such Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (but not loss) realized upon the sale or other disposition of any assets of Holdings or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 10.09 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(E) thereof.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Holdings and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Holdings ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Holdings plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 777 Main Street, Hartford, Connecticut 06115, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

      "Credit Agreement" means the Credit Agreement, dated as of the date of the Indenture, among the Company, as successor to TPC Finance Corp., Texas Commerce Bank National Association, as agent, and the lenders party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of the Indenture), substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing). Subsequent to the date of the Indenture, there may be multiple Credit Agreements and the term "Credit Agreement" shall mean all such Credit Agreements.

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 3.09.

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Section 10.05 and Section 10.11.

      "Dollars" or "$" means United States Dollars.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of Holdings, (b) all depreciation expense of Holdings, (c) all amortization expense of Holdings, and (d) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (d) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

      "Employee Offering" means the sale of shares of Common Stock by Holdings to certain employees of Holdings and its Subsidiaries of Holdings and other investors following the Acquisition.

      "ESOP" means the Company's Employee Stock Ownership Plan.

      "Event of Default" has the meaning specified in Section 5.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" means (i) .4547 acres at 145343 Memorial Drive, Houston, Texas; (ii) 30.007 acres located at Highway 6 and Briarforest, Houston, Harris County, Texas; (iii) 8.8962 acres located on Richmond and West Hollow Drive, Houston, Harris County, Texas; (iv) 2.9613 acres located at 8705-8707 Katy Freeway, Houston, Harris County, Texas; (v) a 4.14560 acre tract of land located at Highway 288 and South MacGregor Drive, Houston, Harris County, Texas; (vi) lots 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20, Block 133 located at 206 North
Kaufman, Ennis, Texas; and (vii) one airplane.

      "Exchange Offer" means the exchange offer which may be effected pursuant to the Registration Rights Agreement.

      "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall be registered under the Securities Act) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

      "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date consistently applied.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Security Registrar.

      "Holdings" means the Person named as "Holdings" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Holdings" shall mean such successor Person.

      "Houston Facility" means the Company's plant located at 8600 Park Place Boulevard, Houston, Texas 77017, together with all land owned or leased by the Company adjacent or in proximity thereto, all improvements or additions to such plant or land, including docks, pipelines and facilities for traincar and truck service, all equipment, catalysts and other items used in the production, processing, purification, finishing, extraction, hydrogenation, dehydrogenation, dimerization, oxo-dehydrogenation, back-cracking, skeletal isomerization or fractionation of chemical products, feedstocks or intermediaries.

      "Incur" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; PROVIDED, HOWEVER, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be

Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security (other than the Securities) shall be deemed the Incurrence of Indebtedness.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimburse ment following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Initial Securities" has the meaning stated in the first recital of this Indenture.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

      "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. "Investment" shall not include payments by Holdings or the Company to the ESOP (i) for the purpose of servicing Indebtedness of the ESOP, (ii) for the purpose of paying administrative expenses of the ESOP, and (iii) on behalf of employees of Holdings or its Subsidiaries that do not exceed, during any fiscal year, 10% of the aggregate compensation expense during such fiscal year attributable to employees of Holdings and its Subsidiaries who are eligible to participate in the ESOP. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 10.09, (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; PROVIDED FURTHER, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.

      "Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agency selected as provided in the definition of Rating Agency.

      "Issue Date" means the date on which the Securities are originally issued.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the States of New York and Connecticut are authorized or required by law to close.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Moody's" means Moody's Investors Service, Inc.

      "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Sub sidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition; provided that to the extent any such reserve is reduced in accordance with GAAP in excess of the amount of cash paid in respect of such liability underlying such reserve, the amount of Net Available Cash from an Asset Disposition shall be increased by such excess amount. Further, with respect to an Asset Disposition by a Restricted Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Holdings.

      "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Officers' Certificate" means a certificate signed by the Chairman, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of Holdings, and delivered to the Trustee. Any one individual holding the requisite titles may sign and deliver an Officers' Certificate without cosignature of another individual with a requisite title.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Holdings, including an employee of Holdings, and who shall be acceptable to the Trustee.

      "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

                  (i) Securities theretofore canceled by the Trustee or
            delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Holdings) in trust or set aside and segregated in trust by Holdings (if Holdings shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities, except to the extent provided in Sections
            13.02 and 13.03, with respect to which Holdings has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

                  (iv) Securities which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of Holdings;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Sections 316 and 315(d), Securities owned by Holdings or any other obligor upon the Securities or any Affiliate of Holdings (except as required by TIA Sections 316 and 315(d), other than The Huff Alternative

Income Fund, L.P. or any Affiliate thereof) or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not Holdings or any other obligor upon the Securities or any Affiliate of Holdings or such other obligor.

      "Paying Agent" means any Person (including Holdings acting as Paying Agent) authorized by Holdings to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of Holdings.

      "Permitted Holders" means (i) each Person who owns Capital Stock of Holdings on the date of issuance of (a) the Initial Securities or (b) the Common Stock in connection with the Employee Offering, (ii) any Person who on the date of issuance of the Initial Securities is or was before such date an officer, director, stockholder, employee or consultant of Sterling, (iii) the ESOP, (iv) any savings or investment plan sponsored by Holdings or the Company, (v) with respect to any Person covered by the preceding clauses (i) through (iv) (A) in the case of an entity, any Affiliate of such Person, and (B) in the case of an individual, any spouse, parent, sibling, child or grandchild (in each case, whether such relationship arises from birth, adoption or through marriage), or
(vi) any trust, limited liability company, corporation, limited or general partnership or other entity, a majority of interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Persons of the type referred to in the preceding clauses (i) through (v).

      "Permitted Investment" means an Investment by Holdings or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Holdings or such Restricted

Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments; and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the Section 10.11.

      "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien the Indebtedness secured by such Lien shall have otherwise been permitted to be issued under this Indenture and, at the time incurred, the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or fair market value of the assets or property so acquired or constructed; (g) Liens to secure Indebtedness permitted under the provisions described in clauses (b) or (c)(1), (2), or (6) (except for Indebtedness of Holdings or TPC Holding) of Section 10.06; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred, or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary, PROVIDED, FURTHER, HOWEVER, that such

Lien may not extend to any other property owned by such Person or any of its Subsidiaries or Holdings and its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries or Holdings and its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be incurred under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) rights of setoff; (n) any interest or title of a lessor in assets or property subject to Capital Lease Obligations; (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g),
(h), (i) and (j); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) that Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i), or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (p) any renewal or extension of any of the Liens referred to in the foregoing clauses (a) through (o); and (q) Liens in addition to the Liens referred to in the foregoing clauses (a) through (p) securing Indebtedness of not more than $5,000,000 at any one time outstanding.

      "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

      "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "QIB" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

      "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of Holdings has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      "Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of Holdings) which shall be substituted for S&P or Moody's or both, as the case may be.

      "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Holdings or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances

Indebtedness of Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      "Registration Rights Agreement" means the Registration Rights Agreement between Holdings and The Huff Alternative Income Fund, L.P., dated as of the date of this Indenture, relating to the Securities, as such agreement may be amended from time to time.

      "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day of a calendar month immediately preceding the month in which such Interest Payment Date occurs.

      "Regulation S" means Regulation S under the Securities Act.

      "Related Business" means any business related, ancillary or complementary to the businesses of Holdings, TPC Holding or the Company on the Issue Date.

      "Responsible Officer," when used with respect to the Trustee, means any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Holdings or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Holdings (other than a Restricted Subsidiary or The Huff Alternative Income Fund, L.P. or any Affiliate thereof), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Holdings that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any

Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) the making of any Investment in any Person (other than a Permitted Investment).

      "Restricted Subsidiary" means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

      "Revolving Credit Provisions" means the provisions in the Credit Agreement pursuant to which the lenders have committed to make available to the Company a revolving credit facility in a maximum principal amount of $40 million.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or a Restricted Subsidiary leases it from such Person.

      "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Guarantee" means the guarantee of TPC Holding under Article VII of this Indenture.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      "S&P" means Standard & Poor's Ratings Group.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.09.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). "Stated Maturity" means, with respect to any installment of interest on the Securities, the date specified in the Securities as the fixed date on which such installment of interest is due and payable.

      "Sterling" means The Sterling Group, Inc.

      "Stock Purchase Agreement" means the agreement dated May 14, 1996, by TPC Holding Corp., Holdings, the shareholders of Texas Olefins Company, and the shareholders other than Texas Olefins Company of Texas Petrochemicals Corporation.

      "Subordinated Obligation" means any Indebtedness of Holdings or TPC Holding, as the case may be, (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or the Security Guarantee, as the case may be, pursuant to a written agreement to that effect.

      "Subsidiary" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

      "Tax Sharing Agreement" means any tax sharing agreement between Holdings and the Company or TPC Holding or any other person with which any Subsidiary of Holdings is required to, or is permitted to, file a consolidated tax return or with which Holdings is or could be part of a consolidated group for tax purposes.

      "Temporary Cash Investments" means: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or investments in any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) that is a money market fund in compliance with all applicable requirements of SEC Rule 2a-7 (17 CFR 270.2a-7), or (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P, or "A" by Moody's.

      "Term Loan Provisions" means the provisions in the Credit Agreement pursuant to which the lenders have committed to make available to the Company $140 million of credit facilities in the form of amortizing term loans.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that the Company and TPC Holding or any Subsidiary which owns the Houston Facility may not be designated an Unrestricted Subsidiary; PROVIDED, FURTHER, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
10.09. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, Holdings could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 10.06 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Holdings shall be by Holdings to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

      "Vice President," when used with respect to Holdings or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary) is owned by Holdings or one or more Wholly Owned Subsidiaries.

      SECTION 1.02 OTHER DEFINITIONS.

            TERM                                      DEFINED IN SECTION

            Agent Members                                    3.06
            Bankruptcy Law                                   5.01
            Covenant Defeasance                             13.03
            Custodian                                        5.01
            Defaulted Interest                               3.09
            Indenture Obligations                           12.01
            Legal Defeasance                                13.02
            Notice                                           1.08
            Offshore Securities Exchange Date                2.01
            Permanent Offshore Physical Securities           2.01
            Physical Securities                              2.01
            Purchase Date                                   10.05
            Purchase Price                                  10.05
            Receipt Date                                    10.11
            Successor Company                                8.01
            Temporary Offshore Physical Securities           2.01
            U.S. Global Security                             2.01
            U.S. Government Obligations                     13.04
            U.S. Physical Securities                         2.01

      SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security holder" means a Holder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the indenture securities means Holdings or any other obligor on the Securities.

      All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

      SECTION 1.04 RULES OF CONSTRUCTION.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (c) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

            (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

            (e)   "or" is not exclusive;

            (f) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

            (g)   provisions apply to successive events and transactions; and

            (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

      SECTION 1.05 COMPLIANCE CERTIFICATES AND OPINIONS.

      Upon any application or request by Holdings to the Trustee to take any action under any provision of this Indenture, Holdings shall, with respect to any application or request to make an optional redemption or prepayment of the Securities and, upon the request of the Trustee with respect to any other application or request, furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 1.06 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of Holdings may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Holdings stating that the information with respect to such factual matters is in the possession of Holdings, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 1.07 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed or approved by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Holdings. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and Holdings, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Securities held by any Person and the date of holding the same, shall be proved by the Security Register.

            (d) If Holdings shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, Holdings may, at its option by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, declaration, notice, consent, waiver or other Act, but Holdings shall have no obligation to do so. Notwithstanding TIA
      Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, declaration, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, declaration, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or Holdings in reliance thereon, whether or not notation of such action is made upon such Security.

            (f) To the extent permitted by law, in the event the Securities are held in global form with the Depository acts, taken by the Holders and delivered electronically pursuant to the regular and customary practices of the Depository shall be deemed to satisfy the requirement for writings hereunder provided the Trustee is satisfied with the mechanics of such electronic act.

      SECTION 1.08 NOTICES, ETC., TO TRUSTEE, HOLDINGS AND TPC HOLDING.

      Any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Holders or other document provided by or pertaining to this Indenture (herein collectively called "Notice") to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by Holdings shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its

      Corporate Trust Office, Attention: Corporate Trust Administrative, or at any other address previously furnished in writing to the Holders and the Company by the Trustee, or

                  (2) Holdings and TPC Holding by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with Holdings and TPC Holding addressed to them c/o Holdings at the address of Holdings' principal office, Attention: Chief Financial Officer, which shall initially be Texas Petrochemical Holdings, Inc., 8600 Park Place Boulevard, Houston, Texas 77017.

            Any Notice to be given hereunder by any party to another shall be in writing and delivered in person or by courier service requiring acknowledgment of delivery, mailed by first class mail, postage prepaid, or telecopied to the addressee (including telecopier number, if applicable) set forth herein. Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postage service. Notice given by telecopier shall be confirmed by appropriate answer-back and shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by mail or personal delivery. A party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. The initial telecopier number for the Trustee is (860) 986-7920; the initial telecopier number for Holdings and TPC Holding is (713) 475-7761.

      SECTION 1.09 NOTICE TO HOLDERS; WAIVER.

      Where this Indenture provides for notice of any event to Holders by Holdings or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

      SECTION 1.10 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 1.11 SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Indenture by Holdings shall bind its successors and assigns, whether so expressed or not.

      SECTION 1.12 SEPARABILITY CLAUSE.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, to the extent permitted by law, shall not in any way be affected or impaired thereby.

      SECTION 1.13 BENEFITS OF INDENTURE.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 1.14 GOVERNING LAW; TRUST INDENTURE ACT.

      This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of laws principles thereof. Upon the issuance of the Exchange Securities or the effectiveness of a Registration Statement, this Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      SECTION 1.15 LEGAL HOLIDAYS.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or Accreted Value or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity.

                                  ARTICLE TWO

                                SECURITY FORMS

      SECTION 2.01 FORMS GENERALLY.

      The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by applicable law or rules or regulations thereunder, to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof.

      The definitive Securities shall be typed, printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers of Holdings executing such Securities, as evidenced by their execution of such Securities.

      The Initial Securities shall be known as the "Senior Discount Notes due 2007" and the Exchange Securities shall be known as the "Series B Senior Discount Notes due 2007," in each case, of Holdings. The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. Holdings shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

      The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable,

Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A (the "U.S. Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by Holdings and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

      Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities, if any, will be registered in the name of, and held by, a temporary certificate holder designated by the Holders or a representative thereof until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). At any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and Holdings of a certificate substantially in the form of Exhibit B hereto, Holdings shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities"), in exchange for the surrender of Temporary Offshore Physical Securities of like tenor and amount.

      Initial Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

      The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

      SECTION 2.02 RESTRICTIVE LEGENDS.

      Unless and until an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement or sold pursuant to a shelf registration pursuant to the Registration Rights Agreement or such Security has been transferred pursuant to Rule 144 under the Securities Act or any successor provision (collectively, an "Unrestricted Event"), each such U.S. Global Security, Temporary Offshore Physical Security and each U.S. Physical Security shall bear the following legend on the face thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HOLDINGS, OR ANY AFFILIATE OF HOLDINGS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER OF THIS SECURITY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
      (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO HOLDINGS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO

      REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER OF THIS SECURITY AND THE TRUSTEE, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

      THE NOTE REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN HOLDINGS AND THE HUFF ALTERNATIVE INCOME FUND, L.P. HOLDINGS WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO HOLDINGS AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      Upon the effectiveness of the Registration Statement or the occurrence of an Unrestricted Event, the Trustee shall at the request of any Holder remove the first legend set forth above from the Securities held by such Holder or issue such holder a new Security in the same principal amount without such legend; PROVIDED THAT the Trustee shall have received an Opinion of Counsel reasonably satisfactory to it to the effect that the legend may be removed under such circumstances.

      Each U.S. Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.07 OF THE INDENTURE.

                                 ARTICLE THREE

                                THE SECURITIES

      SECTION 3.01 TERMS.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $57,650,103.53 aggregate principal amount at final maturity, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 9.06,
10.05, 10.11 or 11.08. Their Stated Maturity shall be July 1, 2007, and, except as may be otherwise provided for in the Securities, they shall bear interest at the rate per annum specified therein from July 1, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears, and thereafter as provided in the Securities and at said Stated Maturity, until the principal thereof is paid or duly provided for.

      The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of Holdings maintained for such purpose in The City of New York, or at such other office or agency of Holdings as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of Holdings, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

      The Securities shall be redeemable as provided in Article Eleven and in the Securities.

      SECTION 3.02 DENOMINATIONS.

      The Securities shall be issuable only in fully registered form without coupons and in such denominations as shall be specified as contemplated by
Section 3.01. In the absence of such specifications, the Securities shall be issuable only in denominations at final maturity of $1,000 and any integral multiple thereof.

      SECTION 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

      The Securities shall be executed on behalf of Holdings by its Chairman, a Vice Chairman, its President or a Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Holdings shall bind Holdings, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time and from time to time after the execution and delivery of this Indenture, Holdings may deliver Initial Securities executed by Holdings to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Securities, and the Trustee or an authenticating agent in accordance with such Company Order shall authenticate and deliver such Initial Securities. On Company Order, the Trustee or an authenticating agent shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $57,650,103.55 aggregate principal amount at final maturity; PROVIDED that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of Holdings that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $57,650,103.55 aggregate principal amount at final maturity except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.07, 3.08, or 3.04.

      Each Security shall be dated the date of its authentication.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

      In case Holdings, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which Holdings shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

      SECTION 3.04 TEMPORARY SECURITIES.

      Pending the preparation of definitive Securities, Holdings may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, Holdings will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of Holdings designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, Holdings shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 3.05 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

      Holdings shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, Holdings shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

      Upon surrender for registration of transfer of any Security at the office or agency of Holdings designated pursuant to Section 10.02, Holdings shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

      Furthermore, any Holder of the U.S. Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), Holdings shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by Holdings or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to Holdings and the Security Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.03, 3.04, 9.06, 10.05, 10.11 or 11.08 not involving any transfer.

      Holdings shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      SECTION 3.06 BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL SECURITY.

            (a) The U.S. Global Security initially shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository, (ii) be delivered with, or on behalf of, the Depository or with the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.02.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the U.S. Global Security, and the Depository may be treated by Holdings, the Trustee and any agent of Holdings or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Trustee or any agent of Holdings or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security and the obtaining of any authorizations pursuant thereto.

            (b) Transfers of the U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Security may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 3.07. Beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in the U.S. Global Security upon request in accordance with the Depository's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security if (i) the Depository notifies Holdings that it is unwilling or unable to continue as Depository for the U.S. Global Security and a successor depository is not appointed by Holdings within 90 days of such notice or
      (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.

            (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and Holdings shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (d) In connection with the transfer of the entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Security shall be deemed to be surrendered to the Trustee for cancellation, and Holdings shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

            (e) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (b) or subsection (c) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of Section 3.07, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.02.

            (f) The registered holder of the U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

      SECTION 3.07 SPECIAL TRANSFER PROVISIONS.

      Unless and until (i) an Initial Security is sold under an effective Registration Statement or pursuant to Rule 144 under the Securities Act or any successor provision, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D Under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Initial
            Security, whether or not such Initial Security bears the private placement legend, if (x) the requested transfer is at least three years after the original issue date of the Initial Securities or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and Holdings shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Certificates of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

                  (i) If the Security to be transferred consists of U.S.
            Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised Holdings and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised Holdings and the Registrar in writing, that it is purchasing the

            Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Holdings as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, and the
            Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (c) The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person prior to the expiration of the applicable period required by law with respect to the Securities:

                  (i) The Registrar shall register the transfer of any Initial
            Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Security stating, or has otherwise advised Holdings and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised Holdings and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Holdings as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member, upon
            receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, ,and the Trustee shall cancel the Temporary Offshore Physical Security so transferred.

            (d) The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after the expiration of the applicable period required by law with respect to the
      Securities:

                  (i) (x) If the Initial Security to be transferred is a
            Permanent Offshore Physical Security, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member, upon
            receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (e) The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person after the expiration of the applicable period required by law with respect to the Securities:

                  (i) Prior to the expiration of the applicable period required by law with respect to the Securities, the Registrar shall register any proposed transfer of an

            Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                  (ii) On and after expiration of the applicable period required by law with respect to the Securities, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security, (x) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor,
            (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (w), (x) or
            (y), Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) or paragraph (ii) and, as the case may be, (y) instructions in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and if the transfer is made on or after the applicable period required by law with respect to the Securities, Holdings shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as applicable, of like tenor and amount.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the private placement legend, the Registrar shall deliver Securities that do not bear the private placement legend. Upon the transfer, exchange or replacement of Securities bearing the private placement legend, the Registrar shall deliver only Securities that bear the private placement legend unless either (i) the circumstances for removal of such legend contemplated by Section 2.02 or paragraph
      (a)(i)(x), (d)(i) or (e)(ii) of this Section 3.07 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Holdings and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (g) General. By its acceptance of any Security bearing the private placement legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the private placement legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.06 or this Section 3.07. Holdings shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      SECTION 3.08 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

      If (i) any mutilated Security is surrendered to the Trustee, or (ii) Holdings and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to Holdings and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Holdings or the Trustee that such Security has been acquired by a bona fide purchaser, Holdings shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, Holdings in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, Holdings may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of Holdings, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 3.09 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

      Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of Holdings maintained for such purpose pursuant to Section 10.02; PROVIDED, HOWEVER, that each installment of interest may at Holdings' option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest ("Defaulted Interest") may be paid by Holdings, at its election in each case, as provided in clause (1) or (2) below:

                  (1) Holdings may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Holdings shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time Holdings shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify Holdings of such Special Record Date, and in the name and at the expense of Holdings, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.09, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) Holdings may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by Holdings to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 3.10 PERSONS DEEMED OWNERS.

      Prior to the due presentment of a Security for registration of transfer, Holdings, the Trustee and any agent of Holdings or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.09) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of Holdings, the Trustee or any agent of Holdings or the Trustee shall be affected by notice to the contrary.

      SECTION 3.11 CANCELLATION.

      All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund shall be delivered to the Trustee and shall be promptly canceled by it. Holdings may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which Holdings may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which Holdings has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. If Holdings shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to Holdings unless by Company Order Holdings shall direct that canceled Securities be returned to it.

      SECTION 3.12 COMPUTATION OF INTEREST.

      Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

      SECTION 3.13 CUSIP NUMBERS.

      Holdings in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

      SECTION 4.01 SATISFACTION AND DISCHARGE OF INDENTURE.

      This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of Holdings, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (a)   either

                  (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.08 and (ii) Securities for whose payment in Dollars has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by Holdings and thereafter repaid to Holdings or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (2) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity
            within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Holdings,

      and Holdings, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (b) Holdings has paid or caused to be paid all other sums payable hereunder by Holdings; and

            (c) Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of Holdings to the Trustee under Section 6.06 and, if Dollars shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

      SECTION 4.02 APPLICATION OF TRUST MONEY.

      Subject to the provisions of the last paragraph of Section 10.03, all Dollars deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE

                                   REMEDIES

      SECTION 5.01 EVENTS OF DEFAULT.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

                  (1) Holdings shall default in the payment of any interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) Holdings (i) defaults in the payment of the principal of, or premium, if any, any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) Holdings or TPC Holding fails to comply with Section 8.01;

                  (4) Holdings fails to comply with Section 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, or 10.14 (other than a failure to purchase Securities) and such failure continues for 30 days after the occurrence of such failure;

                  (5) Holdings fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the occurrence of such failure;

                  (6) Indebtedness of Holdings or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

                  (7) The Security Guarantee shall for any reason cease to be, or be asserted in writing by Holdings or TPC Holding not to be, in full force and effect, except to the extent contemplated by Article Twelve of this Indenture.

                  (8) Holdings or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (A)   commences a voluntary case;

                        (B) consents to the entry of an order for relief against it in an involuntary case;

                        (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                        (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against Holdings or any Significant Subsidiary in an involuntary case;

                        (B) appoints a Custodian of Holdings or any Significant Subsidiary or for any substantial part of its property; or

                        (C) orders the winding up or liquidation of Holdings or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (10) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against Holdings or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

      The term "Bankruptcy Law" means the Federal Bankruptcy Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      If an Event of Default (other than an Event of Default specified in Section 5.01(8) or 5.01(9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities shall, declare the Securities to be due and payable immediately, by a notice in writing to Holdings (and to the Trustee if given by Holders), and upon any such declaration such an amount described in the final paragraph of this Section 5.02 shall become immediately due and payable. If an Event of Default-specified in Section 5.01(8) or 5.01(9) occurs and is continuing, then all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount at final maturity of the Securities Outstanding, by written notice to Holdings and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) Holdings has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue interest on all Outstanding Securities,

                        (B) all unpaid principal of (and premium, if any, on)
            any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate prescribed therefor in the Securities,

                        (C) to the extent that payment of such interest is
            legally enforceable, interest on overdue interest at the rate prescribed therefor in the Securities, and

                        (D) all sums paid or advanced by the Trustee hereunder
            and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the non-payment of amounts of Accreted Value or principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

      In the event that the maturity of the Securities is accelerated pursuant to this Section 5.02 on or after July 1, 2001, 100% of the principal amount thereof shall become due and payable plus accrued and unpaid interest, if any, to the date of payment. In the event that the maturity of the Securities is accelerated pursuant to this Section 5.02 prior to July 1, 2001, an amount shall become due and payable equal to 100% of the Accreted Value of the outstanding Securities on the date of such acceleration plus an amount equal to the increase in Accreted Value, if any, to the date of payment, and the accrued interest, if any, from and after July 1, 2001, to the date of payment.

      SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

      Holdings covenants that if

            (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the maturity thereof,

Holdings will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate prescribed therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If Holdings fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Holdings or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Holdings or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings or any other obligor upon the Securities or the property of Holdings or of such other obligor or their creditors, the Trustee (irrespective of whether the Accreted Value or principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Holdings for the payment of overdue Accreted Value or principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of Accreted
            Value or principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property
            payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      SECTION 5.06 APPLICATION OF MONEY COLLECTED.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 6.06;

            SECOND: To the payment of the amounts then due and unpaid for Accreted Value or principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Accreted Value or principal (and premium, if any) and interest, respectively; and

            THIRD: The balance, if any, to the Person or Persons entitled thereto; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

      SECTION 5.07 LIMITATION ON SUITS.

      No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount at final maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      SECTION 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Security of the principal of (and premium, if any, on) and (subject to Section 3.09) interest on, such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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
      SECTION 5.09 RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, Holdings, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 5.10 RIGHTS AND REMEDIES CUMULATIVE.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 5.11 DELAY OR OMISSION NOT WAIVER.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 5.12 CONTROL BY HOLDERS.

      The Holders of not less than a majority in aggregate principal amount at final maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that in each case

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not joining in such direction.

      SECTION 5.13 WAIVER OF PAST DEFAULTS.

      Subject to Section 5.02, the Holders of not less than a majority in principal amount at final maturity of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                  (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS.

      Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Holdings from paying all as any portion of the principal, premium, if any, or interest on the Securities, or which may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 5.15 UNDERTAKING FOR COSTS.

      All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the

Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or in the case of redemption, on or after the Redemption Date); but neither the provisions of this Section nor the Trust Indenture Act shall be deemed to require any court to require an undertaking or to make such an assessment in any suit instituted by Holdings except against the Trustee.

                                  ARTICLE SIX

                                  THE TRUSTEE

      SECTION 6.01 NOTICE OF DEFAULTS.

      Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c) notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

      SECTION 6.02 CERTAIN RIGHTS OF TRUSTEE.

      Subject to the provisions of TIA Sections 315(a) through 315(d) which are incorporated herein by reference:

                  (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of Holdings mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of Holdings may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable fees of Trustee's counsel), and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Holdings, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

      The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      SECTION 6.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
SECURITIES.

      The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of Holdings, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification of Form T-1 supplied to Holdings are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by Holdings of Securities or the proceeds thereof.

      SECTION 6.04 MAY HOLD SECURITIES.

      The Trustee, any Paying Agent, any Security Registrar or any other agent of Holdings or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with Holdings with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

      SECTION 6.05 MONEY HELD IN TRUST.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with Holdings.

      SECTION 6.06 COMPENSATION AND REIMBURSEMENT.

      Holdings agrees:

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      As security for the performance of the obligations of Holdings under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on the Securities.

      SECTION 6.07 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

      There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 6.08 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

            (b) The Trustee may resign at any time by giving written notice thereof to Holdings. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount at final maturity of the Outstanding Securities, delivered to the Trustee and to Holdings.

            (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by Holdings or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by Holdings or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) Holdings, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, Holdings, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at final maturity of the Outstanding Securities delivered to Holdings and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by Holdings. If no successor Trustee shall have been so appointed by Holdings or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) Holdings shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 1.09. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      Notwithstanding the replacement of the Trustee pursuant to this Section, Holdings' obligations under Section 6.06 shall continue for the benefit of the retiring trustee.

      SECTION 6.09 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to Holdings and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of Holdings or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, Holdings shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 6.10 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 6.11 CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) Except during the continuance of an Event of Default with respect to the Securities,

                  (1) the Trustee undertakes to perform such duties and only such duties with respect to the Securities as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Securities shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, with respect to the Securities, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders, given as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 7.01 DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

      Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b).

      Every Holder of Securities, by receiving and holding the same, agrees with Holdings and the Trustee that none of Holdings or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

      SECTION 7.02 REPORTS BY TRUSTEE.

      Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a report dated as of such May 15 if required by TIA Section 313(a). A copy of each such required report shall, at the time of transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which Securities are listed.

      SECTION 7.03 REPORTS BY COMPANY.

      Holdings shall:

                  (1) file with the Trustee, within 15 days after Holdings is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Holdings may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;

                  (2) file with the Trustee and send to the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Holdings with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (3) transmit by mail to all Holders of the Exchange Securities or all Holders of the Initial Securities after the effectiveness of a shelf registration statement, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed or sent by Holdings pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission;

PROVIDED, HOWEVER, if Holdings is not required to file information, documents or reports pursuant to either Section 13 or 15(d) of the Exchange Act, then Holdings shall, within 15 days after it would have been required to file with the Commission, transmit by mail to the Trustees and the Holders such annual reports, information, documents and reports as if Holdings were subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

      Holdings will promptly notify the Trustee when the Securities are listed on any stock exchange.
                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

      SECTION 8.01 HOLDINGS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      Holdings shall not consolidate with or merge with or into any other corporation or sell, convey, transfer or lease its properties and assets, in one transaction or a series of transactions, substantially as an entirety to any Person or group of affiliated Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series or transactions would result in a sale, conveyance, transfer, or lease substantially as an entirety of the properties and assets of Holdings and its Restricted Subsidiaries on a consolidated basis to any Person or any group of affiliated Persons, unless:

                  (i) the resulting, surviving or transferee Person or Persons
            (the "Successor Company") shall be in the case of a transaction in which Holdings is a party, a corporation and, in the case of a transaction in which any Restricted Subsidiary is a party, a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company in the case of a transaction in which Holdings is a party (if not Holdings) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under the Securities and the Indenture;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, in the case of a sale, conveyance, transfer, or lease pursuant to which Holdings or any of its Restricted Subsidiaries other than the Company and its Restricted Subsidiaries is a party, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph (a) of Section 10.06 or, in the case of a sale, conveyance, transfer, or lease pursuant to which the Company or any of its Restricted Subsidiaries is a party, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph (b) of Section 10.06 (and in each such case treating any Indebtedness not previously an obligation or Holdings or any Subsidiary which becomes an obligation of the Successor Company or any Subsidiary in connection with or as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction);

                  (iv) immediately after giving effect to such transaction, the
            Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Holdings prior to such transaction minus any costs incurred in connection with such transaction; and

                  (v) Holdings shall have delivered to the Trustee an officers'
            certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

      Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and TPC Holding may merge with and into the Company.

      TPC Holding shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets, in one transaction or a series of transactions, substantially as an entirety to any Person or group of affiliated Persons, unless:

                  (i) The resulting, surviving or transferee Person (the "TPC
            Holding Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not TPC Holding) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of TPC Holding under its Guarantee of the Securities and the Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the TPC Holding Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) TPC Holding shall have delivered to the Trustee an
            officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing, TPC Holding may merge with and into either the Company or Holdings.

      SECTION 8.02 SUCCESSOR SUBSTITUTED.

            (a) Upon any consolidation of Holdings with or merger of Holdings with or into any other Person or any sale conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Holdings substantially as an entirety to any Person in accordance with
      Section 8.01, the successor Person formed by such consolidation or into which Holdings is merged or to which such sale conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such successor Person had been named as Holdings herein, and in the event of any such conveyance or transfer, Holdings (which term shall for this purpose mean the Person named as "Holdings" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

            (b) Upon any consolidation of TPC Holding with or merger of TPC Holding with or into any other Person or any sale conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of TPC Holding substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which TPC Holding is merged or to which such sale conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, TPC Holding under this Indenture with the same effect as if such successor Person had been named as TPC Holding herein, and in the event of any such conveyance or transfer, TPC Holding (which term shall for this purpose mean the Person named as "TPC Holding" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

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                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

      SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

      Without the consent of any Holders, Holdings, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to Holdings and the assumption by any such successor of the covenants of Holdings contained herein and in the Securities; or

                  (2) to add to the covenants of Holdings for the benefit of the Holders or to surrender any right or power herein conferred upon Holdings; or

                  (3) to add any additional Events of Default; or

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that such action shall not adversely affect the interests of the Holders.

      SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

      With the consent of the Holders of not less than a majority in principal amount at final maturity of the Outstanding Securities, by Act of said Holders delivered to Holdings and the Trustee, Holdings, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount at final maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3) modify any of the provisions of this Section or Sections
      5.13 and 10.15, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and elsewhere, or the deletion of this proviso, in accordance with the requirements of Section 6.09 and 9.01(4), or

                  (4) affect the ranking of the Securities in any way, or

                  (5) amend, change or modify the obligation of Holdings to make and consummate a Change in Control Offer in the event of a Change in Control or modify any of the provisions or definitions with respect thereto, or

                  (6) except as otherwise permitted under Article Eight, consent to the assignment or transfer by Holdings or TPC Holding of any of its rights and obligations under this Indenture; or

                  (7) amend or modify any of the provisions of Article Twelve in any manner adverse to the Holders.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.11) shall be fully protected in relying upon, an Opinion of Counsel or an Officer's Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article, this Indenture and the Securities shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 9.05 CONFORMITY WITH TRUST INDENTURE ACT.

      Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      SECTION 9.06 REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If Holdings shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and Holdings, to any such supplemental indenture may be prepared and executed by Holdings and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                   COVENANTS

      SECTION 10.01 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

      Holdings covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

      SECTION 10.02 MAINTENANCE OF OFFICE OR AGENCY.

      Holdings will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon Holdings in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee at c/o First Chicago Trust Co. of New York, 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005 shall be such office or agency of Holdings, unless Holdings shall designate and maintain some other office or agency for one or more of such purposes. Holdings will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and Holdings hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      Holdings may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in The City of New York for such purposes. Holdings will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      SECTION 10.03 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

      If Holdings shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever Holdings shall have one or more Paying Agents for the Securities, it will, on or before 11:00 a.m. (New York City time) on each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) Holdings will promptly notify the Trustee of such action or any failure so to act.

      Holdings will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by Holdings (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      Holdings may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by Holdings or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by Holdings or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

      Any money deposited with the Trustee or any Paying Agent, or then held by Holdings, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to Holdings on Company Request, or (if then held by Holdings) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to Holdings.

      SECTION 10.04 STATEMENT BY OFFICERS AS TO DEFAULT.

            (a) Holdings will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to such officer's knowledge of Holdings' compliance with all conditions and covenants under this Indenture. For purposes of this Section 10.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

            (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of Holdings or any Subsidiary gives any notice or takes any other action with respect to a claimed default, Holdings shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, as soon as practicable after the occurrence of the event giving rise to such notice, but in no event later than five Business Days after its occurrence.

      SECTION 10.05 PURCHASE OF SECURITIES UPON CHANGE IN CONTROL.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that Holdings repurchase such Holder's Securities at a purchase price (the "Purchase Price") in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures set forth below in this
      Section 10.05.

            (b) In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of the Securities pursuant to this Section, then within 30 days following the Change of Control and prior to the mailing of the notice to Holders provided for in paragraph (c) below, Holdings shall either (1) repay in full all Bank Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or
      (2) obtain the requisite consent under the Bank Credit Agreement to permit the mailing of the notice to Holders provided for in (c) below and the repurchase of the Securities as provided for in this Section 10.05. Holdings shall first comply with the provisions of this paragraph (b) before it shall be required to repurchase the Securities pursuant to this
      Section 10.05 but any failure to comply with the covenant in this paragraph (b) or paragraph (c) or (e) below within the time period provided shall constitute an Event of Default hereunder.

            (c) Within 30 days following any Change of Control, Holdings shall mail to each Holder of the Securities in the manner provided in Section
      1.09 a notice stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require Holdings to repurchase such Holder's Securities at the Purchase Price;

                  (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) a purchase date (the "Purchase Date") which shall be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed;

                  (4) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (d) of this Section;

                  (5) that any Securities not tendered pursuant to this Section
      10.05 will continue to, accrete principal or accrue interest, as the case may be; and

                  (6) that any Securities tendered pursuant to this Section
      10.05 shall cease to accrete principal or accrue interest after the Purchase Date, unless Holdings defaults in payment of the Purchase Price.

            (d) Holders electing to have Securities purchased will be required to surrender such Securities to Holdings at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if Holdings receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which such Holder's election is to be withdrawn and a statement that such Holder is withdrawing such Holder's election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (e) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 10.05. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
      Section 10.05, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.05 by virtue thereof.

      SECTION 10.06 LIMITATION ON INDEBTEDNESS.

            (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio of Holdings exceeds 1.75 to 1.0 if such Indebtedness is Incurred from the Issue Date through June 30, 1999, and 2.0 to 1.0 if such Indebtedness is Incurred thereafter. Notwithstanding the foregoing, Holdings may Guarantee any Indebtedness permitted to be Incurred by its Subsidiaries pursuant to the Indenture and TPC Holding may not directly Incur as primary obligor any Indebtedness.

            (b) Notwithstanding the foregoing paragraph (a), the Company or any Subsidiary of the Company that is a Restricted Subsidiary may Incur, directly or indirectly, any Indebtedness if, on the date of such Incurrence, the Consolidated Coverage Ratio of the Company exceeds 2.0 to
      1.0 if such Indebtedness is Incurred from the Issue Date through June 30, 1999, and 2.25 to 1.0 if such Indebtedness is Incurred thereafter.

            (c) Notwithstanding the foregoing paragraphs (a) and (b), Holdings and its Restricted Subsidiaries may Incur any or all of the following
      Indebtedness: (1) Indebtedness Incurred pursuant to the Term Loan Provisions of the Credit Agreement or any indenture or term loan provisions of any other credit or loan agreement in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed (A) $140 million LESS (B) the aggregate amount of all principal repayments of any such Indebtedness made after the

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      Issue Date (other than any such principal repayments made as a result of the Refinancing of any such Indebtedness); (2) Indebtedness Incurred pursuant to the Revolving Credit Provisions of the Credit Agreement or any other revolving credit facility in a principal amount which, when taken together with all letters of credit and the principal amount of all other Indebtedness Incurred pursuant to this clause (2) and then outstanding does not exceed the greater of $40 million and the sum of (A) 65% of the book value of the inventory of Holdings and its Restricted Subsidiaries and (B) 85% of the book value of the accounts receivable of Holdings and its Restricted Subsidiaries; (3) Indebtedness owed to and held by Holdings or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to Holdings or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer; (4) the Securities, the Security Guarantee, the Company Notes or any Indebtedness, the proceeds of which are used to Refinance the Securities, the Security Guarantee or the Company Notes in whole or in part; (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or
      (4) of this paragraph (c) of Section 10.06); (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraphs (a) or (b) of this Section 10.06 or pursuant to clause (4) or (5) or this clause (6) of this paragraph (c) of Section 10.06 or pursuant to Section 10.07; (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by Holdings or its Restricted Subsidiaries pursuant to this Indenture; (8) Indebtedness of Holdings or its Restricted Subsidiaries consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by Holdings or any Restricted Subsidiary permitted under this Indenture; (9) Capital Lease Obligations in an aggregate principal amount not exceeding $7.5 million at any one time outstanding; and (10) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Holdings and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (9) above or paragraphs (a) or (b) of this Section 10.06) does not exceed $15 million at any one time outstanding.

            (d) For purposes of determining compliance with Section 10.06, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Holdings, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

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      SECTION 10.07 LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

      Holdings shall not permit any Restricted Subsidiary to issue any Preferred Stock, except:

            (a) Preferred Stock issued to and held by Holdings or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Preferred Stock (other than to Holdings or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Preferred Stock by the issuer thereof;

            (b) Preferred Stock of a Subsidiary outstanding on or prior to the date on which such Subsidiary was acquired by Holdings or a Subsidiary of Holdings (other than Preferred Stock issued in connection with, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Holdings); PROVIDED, HOWEVER, that on the date of such acquisition and after giving effect thereto, either (i) Holdings would have been able to Incur at least $1.00 of additional Indebtedness pursuant to the first sentence of clause (a) of
      Section 10.06, or, (ii) if such Subsidiary is a Subsidiary of the Company, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (b) of Section 10.06;

            (c)   Preferred Stock outstanding on the Issue Date; and

            (d) Preferred Stock which is not Disqualified Stock; PROVIDED, HOWEVER, that such Restricted Subsidiary shall not pay cash dividends on such Preferred Stock.

      SECTION 10.08 LIMITATION ON LIENS.

      Neither Holdings nor TPC Holding shall directly or indirectly, Incur or permit to exist any Lien on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be equally and ratably secured with (or prior to in the case of a Lien securing a Subordinated Obligation of Holdings or TPC Holding) the obligation so secured.

      SECTION 10.09 LIMITATION ON RESTRICTED PAYMENTS.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time of and after giving effect to the

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      proposed Restricted Payment:

                  (i) a Default shall have occurred and be continuing (or would result therefrom);

                  (ii) in the case of a Restricted Payment by Holdings and its
            Restricted Subsidiaries other than the Company and its Restricted Subsidiaries, Holdings is not able to Incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph (a) of
            Section 10.06 and, in the case of a Restricted Payment by the Company and its Restricted Subsidiaries, the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph (b) of Section 10.06; or

                  (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PROVIDED, HOWEVER, that if the Securities achieve an Investment Grade Rating as of the end of any fiscal quarter, the percentage for the fiscal quarter after such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Securities shall have an Investment Grade Rating) will be 100% of Consolidated Net Income during each fiscal quarter after such fiscal quarter; PROVIDED FURTHER, HOWEVER, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Securities must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made; (B) the aggregate Net Cash Proceeds received by Holdings from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Holdings and other than an issuance or sale to an employee stock ownership plan or to a trust established by Holdings or any of its Subsidiaries for the benefit of their employees); (C) the aggregate Net Cash Proceeds received by Holdings subsequent to the Issue Date from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or a trust established by Holdings or any of its Subsidiaries for the benefit of their employees; PROVIDED, HOWEVER, that with respect to any such Net Cash Proceeds received from such an employee stock ownership plan or trust through the Incurrence of Indebtedness in connection with such issue or sale of Capital Stock, which Indebtedness also constitutes Indebtedness of Holdings, such aggregate Net Cash Proceeds shall be limited to an amount equal to any increase in the Consolidated Net Worth of Holdings resulting from principal repayments made by such employee stock ownership plan with respect to such Indebtedness; (D) the amount by which Indebtedness of Holdings or its Subsidiaries is reduced on Holdings' consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Holdings) subsequent to the Issue Date, of any Indebtedness of Holdings or its Subsidiaries for Capital Stock (other than Disqualified Stock) of Holdings (less the amount of any cash, or the fair value of any other property, distributed by Holdings or its Subsidiaries upon such conversion or exchange), whether pursuant to the terms of such Indebtedness or pursuant to an agreement with a creditor to engage in an equity for debt exchange;
            (E) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value (as determined in good faith by Holdings' Board of Directors) of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary; (F) to the extent not covered in clauses (A) through (E) above, the aggregate net cash proceeds received after the date of the Indenture by Holdings as capital contributions (other than from any of its Restricted Subsidiaries) and (G) $7.5 million.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or
            Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substan tially concurrent sale of, Capital Stock of Holdings (other than (A) Disqualified Stock, (B) Capital Stock issued or sold to a Subsidiary of Holdings or (C) Capital Stock issued or sold to an employee stock ownership plan or to a trust established by Holdings or any of its Subsidiaries for the benefit of their employees to the extent that such employee stock ownership plan or trust has Incurred Indebtedness to finance the purchase of such Capital Stock, which Indebtedness also constitutes Indebtedness of Holdings); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the

            Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (iii)(B) of paragraph (a) above;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations (other than Disqualified Stock) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Holdings which is permitted to be Incurred pursuant to Section 10.06; PROVIDED, HOWEVER, such new Subordinated Obligations constitute Refinancing Indebtedness PROVIDED, FURTHER, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of
            declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (iv) a payment by Holdings, TPC Holding, the Company or any
            Restricted Subsidiary to the ESOP, to be used to repurchase, redeem, acquire or retire for value any Capital Stock of Holdings or pursuant to any stockholders' agreement, management equity subscription plan or agreement, stock option plan or agreement, or other employee plan or agreement or employee benefit plan in effect as of the Issue Date or such similar employee plan or agreement or employee benefit plan as may be adopted by Holdings or the Company from time to time; PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $3,000,000 in any fiscal year; PROVIDED FURTHER, HOWEVER, that such amount shall be excluded in the calculation of Restricted Payments;

                  (v) a payment by Holdings, TPC Holding, the Company or any
            Restricted Subsidiary to the ESOP to be used to repurchase Capital Stock of Holdings pursuant to the requirements of the ESOP in an aggregate amount in any fiscal year not to exceed the minimum amount required to be paid in cash under the ESOP as in effect on the Issue Date; PROVIDED, HOWEVER, that such amount shall be excluded in the calculation of Restricted Payments; and

                  (vi) any payment pursuant to the Tax Sharing Agreement;
            PROVIDED, HOWEVER, that such amounts shall be excluded in the calculation of Restricted Payments.

      SECTION 10.10 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

      Holdings shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to Holdings or a Restricted Subsidiary or pay any Indebtedness owed to Holdings, (b) to make any loans or advances to Holdings or (c) to transfer any of its property or assets to Holdings, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date Credit Agreement;

                  (ii) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdings) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (iv) any such encumbrance or restriction consisting of
            customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the lease or the property leased thereunder or in purchase money financings;

                  (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (vi) encumbrances or restrictions imposed by operation of
            applicable law; and

                  (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

      SECTION 10.11 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors of Holdings, of the shares and assets subject to such Asset Disposition, and at least 85% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be) (A) FIRST,
      (1) in the case of an Asset Disposition by Holdings or a Restricted Subsidiary of Holdings other than the Company and its Subsidiaries to the extent Holdings (or such Restricted Subsidiary) elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (I) Indebtedness of Holdings that is PARI PASSU with the Securities as required by the terms thereof, and to offer concurrently with such repayment or repurchase to repay or repurchase any outstanding Security in the manner described in paragraph (b) below; PROVIDED, HOWEVER, that the principal amount of Securities which Holdings shall offer to repay or repurchase pursuant to this clause shall be no less than the product of
      (x) the Net Cash Proceeds and (y) a fraction the numerator of which shall be the aggregate outstanding Accreted Value of the Securities on the date of such offer and the denominator of which shall be the total of the aggregate outstanding principal amounts or accreted value of all Indebtedness of Holdings that is PARI PASSU with the Securities and is entitled to be repurchased upon such Asset Sale and the aggregate Accreted Value of the Securities or (II) Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary or such Restricted Subsidiary (in the case of each of the foregoing clauses (I) and (II) other than Indebtedness owed to Holdings or an Affiliate of Holdings other than The Huff Alternative Income Fund, L.P. or any Affiliate thereof) or, (2) in the case of an Asset Disposition by the Company or its Restricted Subsidiaries, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness of the Company or such Restricted Subsidiary), to prepay, repay, redeem or purchase Indebtedness (other than Disqualified Stock) of the Company or such Restricted

      Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company), in the case of the foregoing clauses (1) and
      (2) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Holdings or a Restricted Subsidiary elects, to acquire Additional Assets; PROVIDED, HOWEVER, that Holdings or such Restricted Subsidiary shall be required to commit such Net Available Cash to the acquisition of Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the "Receipt Date") and shall be required to consummate the acquisition of such Additional Assets within 18 months from the Receipt Date; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer pursuant to paragraph (b) below to the holders of the Securities pursuant to and subject to the conditions contained in the Indenture; and (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) to (x) the acquisition by Holdings or any Wholly Owned Subsidiary or such Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of Holdings (other than Indebtedness owed to an Affiliate of Holdings) or Indebtedness of any Subsidiary (other than Indebtedness owed to Holdings or an Affiliate of Holdings other than The Huff Alternative Income Fund, L.P. or any Affiliate thereof), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (b) below is consummated; PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, Holdings or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, Holdings and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $3.5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments. Notwithstanding the foregoing, any Asset Disposition which is also an Asset Disposition governed by the Company Indenture shall satisfy this covenant if such Asset Disposition is made, and the Net Available Cash therefrom applied, in accordance with the terms of the Company Indenture. Notwithstanding anything contained in this Indenture to the contrary, Holdings or the Company shall not sell, convey, pledge, hypothecate or otherwise transfer the Houston Facility substantially as an entirety in one transaction or a series of related transactions to any Person (other than a Restricted Subsidiary) except for (i) pledges or security interests granted in connection with securing Indebtedness borrowed under the Credit Agreement, and (ii) transactions that comply with Article Eight.

            For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the express assumption of any Indebtedness of a Restricted Subsidiary other than TPC Holding and the release of Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by Holdings or any Restricted Subsidiary from the transferee that are converted by Holdings or such Restricted Subsidiary into cash within 90 days of closing the transaction.

            (b) In the event of an Asset Disposition that requires the purchase of the Securities pursuant to clause (a)(ii)(A) or (C) above, Holdings will be required to purchase Securities tendered pursuant to an offer by Holdings for the Securities at a purchase price of 100% of their Accreted Value (without premium) plus accrued but unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Securities tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Holdings will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(D) above.

            (c) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

      SECTION 10.12 LIMITATION ON AFFILIATE TRANSACTIONS.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to Holdings or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction on arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.5 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of Holdings having no material personal financial stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint to Holdings or its Restricted Subsidiary, as the case may be.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit
      (i) any Restricted Payment permitted to be paid pursuant to Section 10.09 or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Holdings or the board of directors of the relevant Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of Holdings pursuant to plans approved by the Board of Directors of Holdings or the board of directors of the relevant Restricted Subsidiary, (iv) loans or advances to officers, directors or employees in the ordinary course of business, (v) the payment of reasonable fees to directors of Holdings and its Restricted Subsidiaries who are not employees of Holdings or its Restricted Subsidiaries, (vi) any Affiliate Transaction between Holdings and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) the purchase of or payment of Indebtedness of or monies owed by Holdings or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business, (viii) the purchase of or payment of Indebtedness of or monies owed by Holdings or any of its Restricted Subsidiaries or fees to be paid to Sterling or any Affiliate of Sterling, in each case pursuant to a written agreement in existence on the date of this Indenture, (ix) the Tax Sharing Agreement and any payments or transactions thereunder, and (x) any Affiliate Transaction among Holdings or any Subsidiary and The Huff Alternative Income Fund, L.P. or any of its Affiliates pursuant to agreements in existence of the date of this Indenture.

      SECTION 10.13 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

      Holdings shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to Holdings or a Wholly Owned Subsidiary or (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; PROVIDED, HOWEVER, that in connection with any such sale or disposition of Capital Stock Holdings or any such Restricted Subsidiary complies with Section 10.11; PROVIDED, FURTHER, HOWEVER, that in no event may TPC Holding, the Company, or any Restricted Subsidiary that owns the Houston Facility dispose of its Capital Stock pursuant to clause (ii).

      SECTION 10.14 PROVISION OF FINANCIAL STATEMENTS.

      Holdings will (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which Holdings would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Holdings were subject to either of such Sections (provided that such annual reports, quarterly reports and other documents shall contain at least the information that is required by
Section 13(a) or 15(d) of the Exchange Act as of the date of this Indenture) and promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Holdings' cost.

      SECTION 10.15 WAIVER OF CERTAIN COVENANTS.

      Holdings may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.03 or Sections 10.06 through 10.09 or 10.11 or 10.12 or 10.14 if before or after the time for such compliance the Holders of at least a majority in principal amount at final maturity of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Holdings and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

      SECTION 11.01 RIGHT OF REDEMPTION.

      The Securities may be redeemed, at the election of Holdings, as a whole or from time to time in part, as provided in the Securities.

      SECTION 11.02 APPLICABILITY OF ARTICLE.

      Redemption of Securities at the election of Holdings or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      SECTION 11.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of Holdings to redeem any Securities pursuant to Section
11.01 shall be evidenced by a Board Resolution. In case of any redemption pursuant to Section 11.01, Holdings shall, at least 45, but no more than 60 days prior to the Redemption Date fixed by Holdings (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.04.

      SECTION 11.04 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

      If less than all the Securities are to be redeemed, the particular Securities or portion thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption so that such redemption shall be made pro rata among such outstanding Securities; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount at final maturity of a Security not redeemed to less than $1,000.

      The Trustee shall promptly notify Holdings in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      If Holdings shall so direct, Securities registered in the name of Holdings or any Affiliates shall not be included in the Securities selected for redemption.

      SECTION 11.05 NOTICE OF REDEMPTION.

      Notice of redemption shall be given in the manner provided for in Section
1.09 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

      All notices of redemption shall state:

                  (1)   the Redemption Date,

                  (2)   the Redemption Price,

                  (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that (unless the Company shall default in payment of the redemption price) interest thereon will cease to accrue on and after said date,

                  (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

                  (6) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will issued; and

                  (7) that the redemption is for a sinking fund, if such is the case.

      Notice of redemption of Securities to be redeemed at the election of Holdings shall be given by Holdings or, at Holdings' request, by the Trustee in the name and at the expense of Holdings.

      SECTION 11.06 DEPOSIT OF REDEMPTION PRICE.

      On or prior to any Redemption Date, Holdings shall deposit with the Trustee or with a Paying Agent (or, if Holdings is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of Dollars sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

      SECTION 11.07 SECURITIES PAYABLE ON REDEMPTION DATE.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless Holdings shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and principal thereon shall cease to accrete. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by Holdings at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, continue to accrete principal or bear interest from the Redemption Date at the rate prescribed therefor in the Securities.

      SECTION 11.08 SECURITIES REDEEMED IN PART.

      Any Security which is to be redeemed only in part shall be surrendered at the office or agency of Holdings maintained for such purpose pursuant to Section
10.02 (with, if Holdings or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Holdings and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and Holdings shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at final maturity equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE TWELVE

                                   GUARANTEE

      SECTION 12.01 TPC HOLDING GUARANTEE.

      For value received, TPC Holding, in accordance with this Article Twelve, hereby absolutely, unconditionally and irrevocably guarantees, to the Trustee and the Holders, as if TPC Holding were the principal debtor, the punctual payment and performance when due of all obligations of Holdings under this Indenture to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture (the "Indenture Obligations") (which for purposes of this Security Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Security Guarantee).

      SECTION 12.02 CONTINUING GUARANTEE; NO RIGHT OF SET-OFF; INDEPENDENT OBLIGATION.

            (a) This Security Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Security Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. TPC Holding covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, TPC Holding's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by Holdings under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Holdings.

            (b) TPC Holding hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

            (c) TPC Holding guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

            (d) TPC Holding's liability to pay or perform or cause the performance of the Indenture Obligations under this Security Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to TPC Holding in the manner prescribed in the Indenture.

            (e) Except as provided herein, the provisions of this Article Twelve cover all agreements between the parties hereto relative to this Security Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Security Guarantee has been delivered by TPC Holding free of any conditions whatsoever and that no representations, warranties or promises have been made to TPC Holding affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by Holdings to TPC Holding.

            (f) This Security Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Holding or upon any event or condition whatsoever.

            (g) The obligations of TPC Holding set forth herein constitute the full recourse obligations of TPC Holding enforceable against TPC Holding to the full extent of all its assets and properties.

      SECTION 12.03 GUARANTEE ABSOLUTE.

      The obligations of TPC Holding hereunder are independent of the obligations of Holding under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against TPC Holding whether or not an action or proceeding is brought against Holdings and whether or not Holdings is joined in any such action or proceeding. The liability of TPC Holding hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of TPC Holding hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

            (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of Holdings, any other obligor under the Securities or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

            (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, Holdings, any other obligor under the Securities or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

            (c) the taking of security from Holdings or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

            (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of Holdings or of any other obligor under the Securities hereunder;

            (e) the abstention from taking security from Holdings, any other obligor under the Securities or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

            (f) any loss, diminution of value or lack of enforceability of any security received from Holdings, any other obligor under the Securities or any other Person, and including any other guarantees received by the Trustee;

            (g) any other dealings with Holdings, any other obligor under the Securities or any other Person, or with any security;

            (h) the application by the Holders or the Trustee of all monies at any time and from time to time received from Holdings, any other obligor under the Securities or any other Person on account of any indebtedness and liabilities owing by Holdings or any other obligor under the Securities to the Trustee or the Holders, in such manner as the Trustee or the Holders deem best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

            (i) the release or discharge of Holdings or any other obligor under the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of TPC Holding hereunder;

            (j) any change in the name, business, capital structure or governing instrument of Holdings or TPC Holding or any refinancing or restructuring of any of the Indenture Obligations;

            (k) the sale of Holdings or TPC Holding's business or any part thereof;

            (l) subject to Section 12.14, any merger or consolidation, arrangement or reorganization of Holdings, TPC Holding, any Person resulting from the merger or consolidation of Holding or TPC Holding with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of Holdings or TPC Holding or any change in the corporate relationship between Holding and TPC Holding, or any termination of such relationship;

            (m) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of Holdings or TPC Holding or their assets or any resulting discharge of any obligations of Holdings (whether voluntary or involuntary) or of TPC Holding (whether voluntary or involuntary) or the loss of corporate existence;

            (n) subject to Section 12.14, any arrangement or plan of reorganization affecting Holdings or TPC Holding or any other obligor under the Securities;

            (o) any failure, omission or delay on the part of Holdings to conform or comply with any term of this Indenture;

            (p) any limitation on the liability or obligations of Holdings or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

            (q) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, Holdings or TPC Holding or any other obligor under the Securities; or

            (r) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of Holdings or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other TPC Holding in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, TPC Holding.

      SECTION 12.04 RIGHT TO DEMAND FULL PERFORMANCE.

      In the event of any demand for payment or performance by the Trustee from TPC Holding hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and TPC Holding shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by Holdings under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and TPC Holding, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by Holdings or any part thereof. TPC Holding, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Security Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

      SECTION 12.05 WAIVERS.

            (a) TPC Holding hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Security Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of Holdings of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon Holdings or TPC Holding with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. TPC Holding hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. TPC Holding hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any other obligor under the Securities from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of TPC Holding or surety or that might otherwise limit recourse against TPC Holding.

            (b) Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against Holdings, TPC Holding hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against Holdings, any other obligor under the Securities or any other Person under this Indenture or otherwise;

                  (ii) value, realize upon, or dispose of any security of
            Holdings or any other Person held by the Trustee or the Holders;

                  (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

                  (iv) mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from TPC Holding under this Security Guarantee.

      SECTION 12.06 TPC HOLDING REMAINS OBLIGATED IN EVENT HOLDINGS IS NO LONGER OBLIGATED TO DISCHARGE INDENTURE OBLIGATIONS.

      It is the express intention of the Trustee and TPC Holding that if for any reason Holdings has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by Holding or if any of the Indenture Obligations owing by Holdings to the Trustee or the Holders becomes irrecoverable from Holdings by operation of law or for any reason whatsoever, this Security Guarantee and the covenants, agreements and obligations of TPC Holding contained in this Article Twelve shall nevertheless be binding upon TPC Holding, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by Holdings have been discharged, or such earlier time as Article Thirteen shall apply to the Securities and TPC Holding shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

      SECTION 12.07 FRAUDULENT CONVEYANCE; SUBROGATION.

            (a) Any term or provision of this Security Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Security Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) TPC Holding hereby agrees (to the extent permitted by law) that it will not in any manner whatsoever take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity, subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or any similar rights or claims otherwise by reason of any payment by it pursuant to the provisions of this Article Twelve until the Indenture Obligations have been repaid in full.

      SECTION 12.08 GUARANTEE IS IN ADDITION TO OTHER SECURITY.

      This Security Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by Holdings and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of TPC Holding any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

      SECTION 12.09 RELEASE OF SECURITY INTERESTS.

      Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, TPC Holding hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of TPC Holding hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Security Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of Holdings or otherwise, all as though such payment had not been made.

      SECTION 12.10 NO BAR TO FURTHER ACTIONS.

      Except as provided by law, no action or proceeding brought or instituted under Article Twelve and this Security Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Twelve and this Security Guarantee by reason of any further default or defaults under Article Twelve and this Security Guarantee or in the payment of any of the Indenture Obligations owing by Holdings.

      SECTION 12.11 FAILURE TO EXERCISE RIGHTS SHALL NOT OPERATE AS A WAIVER; NO SUSPENSION OF REMEDIES.

            (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Twelve and this Security Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

            (b) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

      SECTION 12.12 TRUSTEE'S DUTIES; NOTICE TO TRUSTEE.

            (a) Any provision in this Article Twelve or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of TPC Holding, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

            (b) The Trustee shall not be required to inquire into the existence, powers or capacities of Holdings, TPC Holding or the officers, directors or agents acting or purporting to act on their respective behalf.

      SECTION 12.13 SUCCESSORS AND ASSIGNS.

      Subject to Section 12.14 all terms, agreements and conditions of this Article Twelve shall extend to and be binding upon TPC Holding and its successors and permitted assigns and shall ensure to the benefit of and may be enforced by the Trustee and its successors and assigns; PROVIDED, HOWEVER, that TPC Holding may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

      SECTION 12.14 RELEASE OF GUARANTEE.

      Concurrently with the payment in full of all of the Indenture Obligations or the merger of TPC Holding with and into Holdings or the Company or the sale or transfer of the assets of TPC Holding substantially as an entirety to Holdings or the Company, TPC Holding and its successors shall be released from and relieved of their obligations under this Article Twelve without further act or deed provided such action is in accordance with the terms of this Indenture. Upon the delivery by Holdings to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Security Guarantee was made by Holdings in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of TPC Holding from their obligations under this Security Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Security Guarantee which termination was due to the payment in full of the Indenture Obligations, then all of the obligations of TPC Holding under this Security Guarantee shall be revived and reinstated as if this Security Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and TPC Holding shall enter into an amendment to this Security Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                               ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 13.01 HOLDINGS COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

      Holdings may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

      SECTION 13.02 LEGAL DEFEASANCE AND DISCHARGE.

      Upon Holdings' exercise under Section 13.01 of the option applicable to this Section 13.02, Holdings and TPC Holding shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) Holdings' obligations with respect to such Securities under Sections 3.04, 3.05, 3.08, 10.02 and 10.03 and with respect to the Trustee under Section 6.06, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, Holdings may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Securities.

      SECTION 13.03 COVENANT DEFEASANCE.

      Upon Holdings' exercise under Section 13.01 of the option applicable to this Section 13.03, Holdings shall be released from its obligations under any covenant contained in Section 8.01(4), and in Sections 10.04 through 10.14 and
11.01 with respect to the Outstanding Securities on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

      SECTION 13.04 CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the Outstanding Securities:

                  (1) Holdings shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
      (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before or after such a deposit, Holdings may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Holdings is a party or by which it is bound.

                  (4) In the case of an election under Section 13.02, Holdings shall have delivered to the Trustee an Opinion of Counsel stating that (x) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under
      Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

      SECTION 13.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

      Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

      SECTION 13.06 REINSTATEMENT.

      If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.05; PROVIDED, HOWEVER, that no action taken in good faith by Holdings after a deposit of money or U.S. Government Obligations or both pursuant to Section 13.05 and prior to the revival and reinstatement of obligations under this Indenture and the Securities pursuant to this Section 13.06 shall constitute the basis for the assertion of an Event of Default pursuant to Section 5.01; and PROVIDED, FURTHER, that if Holdings makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations,

Holdings shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                               ARTICLE FOURTEEN

                                  [RESERVED]


                                ARTICLE FIFTEEN

                          IMMUNITY OF INCORPORATORS,
                     STOCKHOLDERS, OFFICERS AND DIRECTORS

      SECTION 15.01 LIABILITY SOLELY CORPORATE.

      No recourse shall be had for the payment of the principal of (or premium, if any) or interest on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of Holdings, or of any predecessor or successor Person, either directly or through Holdings or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, stockholder, officer or director, as such, past, present or future, of Holdings or of any predecessor or successor Person, either directly or through Holdings or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities; PROVIDED, HOWEVER, that nothing herein or in the Securities contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of Holdings upon or in respect of shares of capital stock not fully paid up.

      This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    TEXAS PETROCHEMICAL HOLDINGS, INC.

                                    By: /s/ SUSAN O. RHENEY
                                    Name:   Susan O. Rheney
                                    Title:  President


                                    TPC HOLDING CORPORATION

                                    By: /s/ SUSAN O. RHENEY
                                    Name:   Susan O. Rheney
                                    Title:  President


                                    FLEET NATIONAL BANK, as Trustee

                                    By: /s/ STEVEN CIMALORE
                                    Name:   Steven Cimalore
                                    Title:  Vice President

                                                                     EXHIBIT A

                                [FACE OF NOTE]

                      TEXAS PETROCHEMICAL HOLDINGS, INC.

                  [Series B]* Senior Discount Notes due 2007

                                                      CUSIP  [               ]

No._______                                                       $____________

      TEXAS PETROCHEMICAL HOLDINGS, INC., a Delaware corporation ("Holdings," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to___________________, or registered assigns, the principal sum of _________________________ United States Dollars ($________), on July 1, 2007.

      This Security is entitled to the benefits of the Guarantee of TPC Holding Corporation, a Delaware corporation. Reference is hereby made to Article Twelve of the Indenture for a statement of the respective rights, duties and obligations under the Guarantee.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, Holdings has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:_____________                  TEXAS PETROCHEMICAL HOLDINGS, INC.


                                    By:
                                          Name:
                                          Title:

--------
      *  Include only for Exchange Securities.

               (Form of Trustee's Certificate of Authentication)

This is one of the Securities described in the within-mentioned Indenture.

FLEET NATIONAL BANK,
   as Trustee

By:
      Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                      TEXAS PETROCHEMICAL HOLDINGS, INC.


                  [Series B]* Senior Discount Notes due 2007

1.    PRINCIPAL AND INTEREST.

      Holdings will pay the principal of this Note on July 1, 2007.

      Holdings promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, [at the rate of 13.5% per annum (subject to adjustment as provided below)]** [at the rate of 13.5% per annum, except that interest accrued on this Note (or the predecessor Note hereto) pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the predecessor Note hereto from time to time during such periods pursuant to the Registration Rights Agreement as set forth below].*

      Interest will be payable semiannually (to the holders of record of the Notes (or any predecessor Notes) at the close of business on the December 15 or June 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing January 1, 2002; PROVIDED that no interest shall accrue on the principal amount of this Note prior to July 1, 2001 and no interest shall be paid on this Note prior to January 1, 2002 except as provided in the next paragraph. Interest Payment Dates shall be each January 1 and July 1 after July 1, 2001.

      The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated July 1, 1996, between Holdings and The Huff Alternative Income Fund, L.P. (the "Registration Rights Agreement"), and interest shall accrue on and be payable on this Note in certain circumstances as described in the Registration Rights Agreement**

      From and after July 1, 2001, interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in Exchange herefor]* or, if no interest has been paid, from July 1, 2001; PROVIDED that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face

-------------------

      *     Include only for Exchange Securities.

      **    Include only for Initial Securities.

hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Holdings shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to 1% over the rate of interest otherwise applicable to the Securities.

2.    METHOD OF PAYMENT.

      Holdings will pay interest (except Defaulted Interest) on the principal amount of the Securities to the persons who are Holders (as reflected in the Security Register at the close of business on the 15th day of the calendar month immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, Holdings will make payment to the Holder that surrenders this Security to any Paying Agent on or after July 1, 2007.

      Holdings will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, Holdings may pay principal, premium, if any, and interest by its check payable in such money. Holdings may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    PAYING AGENT AND REGISTRAR.

      Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. Holdings may change any authenticating agent, Paying Agent or Registrar upon written notice thereto. Holdings, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.    INDENTURE; LIMITATIONS.

      Holdings issued the Securities under an Indenture dated as of July 1, 1996 (the "Indenture"), between Holdings and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

      The Securities are general unsecured obligations of Holdings. The Indenture limits the aggregate principal amount of the Securities to $57,650,103.55 at final maturity.

5.    REDEMPTION.

      Except as set forth in the next paragraph, the Securities may not be redeemed prior to July 1, 2001. On and after that date, Holdings may redeem the Securities in whole or in part at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on July 1 of the years set forth below:

                                              REDEMPTION
            PERIOD                               PRICE
            ------                            ----------
            2001                                106.75%
            2002                                104.50%
            2003                                102.25%
            2004 and thereafter                 100.00%

      [In addition, at any time prior to July 1, 1999, Holdings may redeem in the aggregate up to 100% of the aggregate Accreted Value of the Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of ___% of the Accreted Value plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).]

      Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 at final maturity may be redeemed in part in integral multiples of $1,000 at final maturity. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless Holdings defaults in the payment of the Redemption Price.

6. REPURCHASE UPON A CHANGE IN CONTROL OR UPON CERTAIN ASSET SALES.

      Subject to the terms and conditions in the Indenture, upon the occurrence of a Change of Control, each Holder shall have the right to require that Holdings repurchase such Holder's Securities, in whole or in part, in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment Date").

      A notice of each Change of Control will be mailed within 30 days after such Change of Control occurs to each Holder at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be sold to Holdings in part. On and after the Change of Control Payment Date, interest ceases to accrue on Securities or portions of Securities surrendered for purchase by Holdings, unless Holdings defaults in the payment of the Change of Control payment.

      Subject to the terms and conditions in the Indenture, within 30 days after the date on which the aggregate amount of Net Available Cash from all Asset Dispositions which are not applied in accordance with Section 10.11 of the Indenture exceeds $3.5 million, Holdings will be required to offer to repurchase Securities with such Net Available Cash, at a purchase price in cash equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase. A notice of redemption will be mailed within 30 days after the date on which aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with Section 10.11 of the Indenture exceeds $3.5 million to each Holder at such Holder's last address as it appears on the Security Register. If the aggregate principal amount of Securities surrendered by Holders exceeds the amount of Excess Proceeds required to be used to purchase Securities, Holdings shall select the Securities to be purchased on a pro rata basis, so that only Securities in denominations of $1,000 principal amount at final maturity or integral multiples thereof, shall be purchased.

7.    DENOMINATIONS; TRANSFER; EXCHANGE.

      The Securities are in registered form without coupons, in denominations of $1,000 principal amount at final maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

8.    PERSONS DEEMED OWNERS.

      A Holder may be treated as the owner of a Security for all purposes.

9.    UNCLAIMED MONEY.

      If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Holdings at its request. After that, Holders entitled to the money must look to Holdings for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.   AMENDMENT; SUPPLEMENT; WAIVER.

      Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, or inconsistency provided such change does not materially adversely affect the rights of any Holder.

11.   RESTRICTIVE COVENANTS.

      The Indenture imposes certain limitations on the ability of Holdings and its Subsidiaries, among other things, to incur additional Indebtedness, grant Liens, make Restricted Payments, issue Preferred Stock, guarantee Indebtedness, use the proceeds from Asset Dispositions, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. At the end of each fiscal year, Holdings must report to the Trustee on compliance with such limitations.

12.   SUCCESSOR PERSONS.

      When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

13.   DEFAULTS AND REMEDIES.

      The following events constitute "Events of Default" under the Indenture:
(a) Holdings shall default in the payment of any interest on any Security when the same becomes due and payable and such default continues for a period of 30 days; (b) Holdings (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities; (c) Holdings or TPC Holding fails to comply with Section 8.01; (d) Holdings fails to comply with Section 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12,
10.13, or 10.14 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below; (e) Holdings fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below; (f) Indebtedness of Holdings or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of default and the total amount of such

Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time; (g) the TPC Holding Guarantee shall for any reason cease to be, or be asserted in writing by Holdings or TPC Holding not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and the TPC Holding Guarantee any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against Holdings or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree of (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or (i) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary which is a Significant Subsidiary thereof.

      If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25 % in principal amount of the Securities then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to Holdings or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

14.   TRUSTEE DEALINGS WITH HOLDINGS.

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, Holdings and its Affiliates as if it were not the Trustee.

15.   AUTHENTICATION.

      This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

16.   DEFEASANCE.

      The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Security or the covenants governing the Indebtedness represented by this Security, upon compliance by Holdings with certain conditions set forth in the Indenture.

17.   ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Texas Petrochemical Holdings, Inc., 8600 Park Place Boulevard, Houston, Texas 77017, Attention:
Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of Holdings with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                           EXCEPT PERMANENT OFFSHORE
                            PHYSICAL CERTIFICATES]

      In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or ___________, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [CHECK ONE]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section
3.07 of the Indenture shall have been satisfied.

Date:______________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee*:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Holdings as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________
                                         NOTICE:  To be executed by an executive
                                         officer

--------
      * Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have this Security purchased by Holdings pursuant to
Section 10.05 or Section 10.11 of the Indenture, check the Box: [ ].

      If you wish to have a portion of this Security purchased by Holdings pursuant to Section 10.11 of the Indenture, state the amount (in original principal amount) below:

                                  $_____________

Date: ______________


Your Signature*: ________________________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:___________________________________

________
      * Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                                                                     EXHIBIT B

                             Form of Certificate
                             to be Delivered Upon
                       TERMINATION OF RESTRICTED PERIOD

                         [On or after August 9], 1996


Fleet National Bank, Trustee
777 Main Street
Hartford, CT 06115

      Re: Texas Petrochemical Holdings, Inc. ("Holdings") [Series B]* Senior Discount Notes due 2007 (the "Securities")

Ladies and Gentlemen:

This letter relates to U.S. $___________ principal amount at final maturity of Securities represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.01 of the Indenture dated as of July 1, 1996 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Securities represented by the Temporary Certificate, all in the manner provided by the Indenture.

You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,


                                    [Name of Holder]


                                    By:
                                    Authorized Signature
--------
*  Include only for Exchange Securities.

                                                                     EXHIBIT C


                           Form of Certificate to Be
                         Delivered in Connection with
            TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


Fleet National Bank, Trustee
777 Main Street
Hartford, CT 06115

      Re: Texas Petrochemical Holdings, Inc. ("Holdings") Senior Discount Notes due 2007 (the "Securities")

Ladies and Gentlemen:

In connection with our proposed purchase of $_________ aggregate principal amount of the Securities:

      1. We understand that the sale of the Securities has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities, that if we should sell any securities, to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which Holdings or any affiliate of Holdings was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to Holdings, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that Holdings and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to Holdings and the Trustee.

      2. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

      4. You and Holdings are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By:
                                        (NAME OF PURCHASER)

                                    Date:

      Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:________________________________

Address:______________________________

Taxpayer ID Number:___________________

                                                                     EXHIBIT D


                     Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S


                                _________, ____

Fleet National Bank, Trustee
777 Main Street
Hartford, CT 06115

      Re: Texas Petrochemical Holdings, Inc. (the "Company") Senior Discount Notes due 2007 (the "Securities")

Ladies and Gentlemen:

      In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended, and we have advised the transferee of the transfer restrictions applicable to the Securities. In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of

      Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

      You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:
                                       Authorized Signature

                                    D-2